ARTHUR ANDERSEN LLP

                                                                Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated June 6, 1997, included in Smithfield Foods, Inc.'s Form 10-K for the year ended April 27, 1997, and to all references to our Firm included in this registration statement.

                                                        /s/ Arthur Andersen LLP

Richmond, Virginia
April 6, 1998